NEWS RELEASE

Contact: Robert B. Crowl, EVP, Chief Financial Officer, 856.691.7700

SUN BANCORP, INC TO WEBCAST FIRST QUARTER EARNINGS CONFERENCE CALL ON WEDNESDAY, APRIL 27 AT 11:00AM

VINELAND, NJ, April 22, 2011 – Sun Bancorp, Inc. (Nasdaq: SNBC) will announce its first quarter earnings on Tuesday, April 26, 2011.  The Company will hold a conference call on Wednesday, April 27, 2011 at 11:00AM (ET) to discuss results and answer questions from analysts.

Participants may listen to the live Webcast through the Sun Bancorp website at www.sunnb.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the website for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.4 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey.  Its primary subsidiary is Sun National Bank, serving customers through 65 locations in New Jersey and Pennsylvania.  Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.   Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC).  For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

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Sun Bancorp, Inc. • 226 Landis Avenue • Vineland, NJ • 08360
(856) 691-7700 • www.sunnb.com • Member FDIC • Equal Housing Lender